UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC  20549
_______________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 19, 2013

Tredegar Corporation
(Exact Name of Registrant as Specified in its Charter)

Virginia	1-10258	54-1497771
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1100 Boulders Parkway Richmond, Virginia	23225
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code:  (804) 330-1000

Not applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 19, 2013, Richard L. Morrill, a director of Tredegar Corporation (the “Company”) since 1997, informed the Company of his decision to retire from service on its Board of Directors upon the conclusion of the meeting of the Board of Directors of the Company that follows the Company’s 2013 Annual Meeting of Shareholders.

On February 19, 2013, Duncan A. Crowdis informed the Company of his decision to retire as the President of The William L. Bonnell Company, Inc., a wholly-owned subsidiary of the Company, and as Corporate Vice President of the Company, effective as of June 1, 2013.  On February 22, 2013, the Company issued a press release announcing Mr. Crowdis’ retirement.  A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.	Financial Statement and Exhibits.

(d)	Exhibits.
99.1	Press release issued on February 22, 2013

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TREDEGAR CORPORATION

Date:	February 22, 2013	By:	/s/ A. Brent King
A. Brent King
Vice President, General Counsel and
Secretary

EXHIBIT INDEX

EXHIBIT	DESCRIPTION

99.1	Press release issued on February 22, 2013